Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of March, 1997

Principal and Interest Collections
  Beginning Pool Balance                                      (1) $   183,011,151.56

  Beginning Pool Factor [(1)/$ 183,011,151.56]                (2)          1.0000000

  Principal Collected                                         (3) $     3,289,871.09

  Interest Collected                                          (4) $     1,372,403.37

    Less:  Accrued Interest Prior to Cut Off Date             (5)         785,800.74

    Less:  Additional Purchased Accrued Interest             (5a)               0.00

    Plus:  Purchased Accrued Interest -
                   End of Collection Period                   (6)         883,098.49

  Net decrease/(increase) in Purchased
   Accrued Interest [(5)+(5a)-(6)]                            (7) $      (97,297.75)

    Plus:  "Non-Reimbursable Interest Payment"                (8)          10,608.38

                  Total Interest Received
                   [(4)-(5)-(5a)+(6)+(8)]                     (9) $     1,480,309.50

     Additional Deposits
       (i)   Repurchase Amounts                               (10)              0.00
      (ii)   Liquidation Proceeds                             (11)              0.00
     (iii)   Yield Supplement Deposit Amount                  (12)              0.00

     Total Additional Deposits  [(10)+(11)+(12)]              (13) $            0.00

     Total Available Funds [(3)+(9)+(13)]                     (14) $    4,770,180.59

     Defaulted Receivable Principal Balance  [(A1)]           (15) $            0.00

     Ending Pool Balance [(1)-(3)-(15)]                       (16) $  179,721,280.47

     Ending Pool Factor [(16)/$ 183,011,151.56]               (17)         0.9820237





    Fleetwood Credit Receivables Corp.
   FLEETWOOD CREDIT 1997-A GRANTOR TRUST
           Servicer's Certificate
        For the Month of March, 1997

Distributions:
                                                     Class A           Class B            Total
Class Percentage                                      96.5%              3.5%              100%
Pool Factor (Ending Pool Balance)                 0.9820237         0.9820237         0.9820237
Class Coupon                                           6.64%             6.83%

March Beginning Pool Balance [(1)]          $176,605,761.26     $6,405,390.30   $183,011,151.56

March Ending Pool Balance [(16)]            $173,431,035.65     $6,290,244.82   $179,721,280.47

Collected Principal [(3)]                     $3,174,725.60       $115,145.49     $3,289,871.09

Collected Interest [(9)]                      $1,428,498.67        $51,810.83     $1,480,309.50

Other Collected Interest  [(9a)]                      $0.00             $0.00             $0.00

Additional Deposits [(10)+(11)]                       $0.00             $0.00             $0.00

Servicing Fee [(1.0%/12)x(1)]                  ($147,171.46)       ($5,337.83)    ($152,509.29)

Total Available Funds                          $4,456,052.81       $161,618.49    $4,617,671.30

Payments to Certficateholders:

Principal Distributable Amount [(1)-(16)]      $3,174,725.60       $115,145.49    $3,289,871.09

Interest Distributable Amount [(1)x(coupon/12    $977,218.55        $36,457.35    $1,013,675.90

    Total Payments to Certificateholders       $4,151,944.15       $151,602.84    $4,303,546.99

Reserve Fund payment                                   $0.00             $0.00            $0.00

Amount due Class B but paid to
  Class A (subordination)                               $0.00

Class A Interest Carryover Shortfall                    $0.00

Class A Principal Carryover Shortfall                   $0.00

Class B Interest Carryover Shortfall                                      $0.00

Class B Principal Carryover Shortfall                                     $0.00

Amounts Remaining in the Certificate
   Account to be paid to the Seller              $304,108.66        $10,015.65      $314,124.31

Memo:
   Principal Difference                                $0.00             $0.00            $0.00
   Interest Difference                           $304,108.66        $10,015.65      $314,124.31
   Total                                          $304,108.66       $10,015.65      $314,124.31

Determination of the Servicer Letter of Credit Amount
   Number of Contracts - End of Month                            (45)            N/A

   Original number of contracts                                  (46)            N/A

   Percent of Original Contracts remaining
        [((45)/(46))x100]                                        (47)            N/A

   Original Servicer Letter of Credit Amount                     (48) $          N/A

   Revised Servicer Letter of Credit Amount
        [Lessor of [(48)x(47) or the Beginning
        Pool Balance (1)]                                        (49) $          N/A

   Prior Month Servicer Letter of Credit Amount
        [Previous Month (49)]                                    (50) $          N/A

   Servicer Letter of Credit Fee                                 (51) $          N/A

Yield Supplement Amount

   Receivables with coupon rates below 7.65%
       Principal Outstanding                                     (52) $          N/A

       Number of receivables                                     (53)            N/A

       Interest on the Receivables at their APR                  (54) $          N/A

       Interest due on the Receivables at the
            Pass-Through Rate                                    (55) $          N/A

       Yield Supplement Amount [(54)-(55)]                       (56) $          N/A

Defaulted Receivables
   Amount of principal and accrued interest due from
         Obligors on Defaulted Receivables
            Principal                                            (A1) $         0.00
            Interest                                             (A2)           0.00
            Expense                                              (A3)           0.00

            Total                                                 (A) $         0.00

         Less:   Liquidation Proceeds                             (B) $         0.00

   Realized Loss  [(A1)+(A2)-(B)]                                 (C) $         0.00

   Cumulative Losses  (Including Expenses)                        (D) $         0.00
   Cumulative Loss Percentage  [(D)/$183,011,151.56]                           0.00%
          (Less than 1.5% ?)

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of March, 1997

Reconciliation of Reserve Fund

   Beginning Reserve Fund Balance                                (57) $ 2,745,168.00

        Plus:  Excess Amounts from Seller                       (57a)     314,124.31
        Plus:  Investment Earnings                              (57b)      13,211.12
        Less:  Reserve Fund Payments                             (58)           0.00
                       Subtotal Reserve Fund                          $ 3,072,503.43
        Plus:  Beginning Negative Carry Balance                 (58a)           0.00
        Plus:   Negative Carry Investment Earnings              (58b)           0.00
        Less:  Payment from Negative Carry                      (58c)           0.00

        Ending Negative Carry Balance                           (58d)           0.00

   Reserve Fund Prior to Payments to Seller                      (59) $ 3,072,503.43

   Required Reserve Fund Balance:
        (Lesser of 1 or 2)

    (1) Greater of:  $3,660,223 or 2.50% of the Ending Pool Balance
        (Class A and Class B Certificate Balances), but not greater than the Ending Pool Balance (unless the Cumulative Loss
        Percentage exceeds 1.5%), or (2);

    (2) (18% - Subordination Fraction) x the Ending Pool Balance                  NA

   Required Amount                                              (60) $  4,493,032.01

   Amount of Excess Reserve released  [(59)-(60)]               (61) $          0.00
        (No Release to be made during Pre-funding period)


   Ending Reserve Fund Balance to be invested(including         (62) $  3,072,503.43
        Negative Carry Balance)


   Reserve Fund Balance as a Percent
        of the Ending Pool Balance                              (63)           1.71%

   Interest Income on Reserve Fund for March, 1997
        from First Chicago                                      (64) $     13,211.12

   Interest Income on Negative Carry Balance for March, 1997    (65) $          0.00
           from First Chicago

Reconciliation of Net Payment to the Trustee
Available Funds                                                        $4,770,180.59
   Servicing Fees                                                      ($152,509.29)
Total Available Funds                                                  $4,617,671.30

Total payments to Class A                                              $4,151,944.15
Total payments to Class B                                                $151,602.84

Reserve Fund:
    Excess from Seller [(57a)]                                           $314,124.31
    Reserve Fund Payments [(58)]                                               $0.00
Gross payment to the Trustee                                           $4,617,671.30

Amounts Held by Trustee:
   Less:  Amount released from Reserve Fund
           in excess of $3,660,223 (Net of Reserve Fund payment) [(61)]        $0.00
   Less:  Balance of Prefunded Account payable
            to Certificateholders                                                N/A
       Less:  Amount paid from Negative Carry
                      Balance [(58c)]                                            N/A
       Less:  Amount paid from Pre-Funded
                      Amount Earnings [(72)]                                     N/A
       Total Other Collected Interest                          (9a)              N/A

Total Amount Held by Trustee                                                   $0.00

Net payment to the Trustee                                             $4,617,671.30

Reconciliation of Pre-Funding Account

Beginning Pre-Funded Amount                                    (70)              N/A
        [Prior Month (74)]
    Less:  Amount applied to the purchase of
                 Subsequent Receivables                        (71)              N/A
    Plus:  Earnings on Pre-Funded Amount                       (72)              N/A
    Less:  Payment of Earnings                                 (73)              N/A

Ending Pre-Funding Amount                                      (74)              N/A

Account Activity
       Number of Accounts - Beginning of Month                                 5,710
            Less:  Account Paid Off / Repurchased                                 93
            Plus:  Accounts in Collateral Addition                                 0
      Number of Accounts - End of Month                                        5,617

Non-Accrual Accounts - End of Month
      Number of Non-Accrual Accounts                                               1

      Aggregate Principal Balance Outstanding                              $8,273.76
/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of March, 1997


Delinquent Accounts
   Period of Delinquency                      Units      Amount      Percent of Pool

   30 - 59 days                                 8   $ 252,404.21            0.14%
   60 - 89 days                                 0           0.00            0.00%
   90 days or more                              0           0.00            0.00%
       Total                                    8   $ 252,404.21            0.14%(A)

   Repossession Inventory                       1   $   8,273.76           0.005%(B)

Delinquency Percentage
                                                                         Quarter
                                          JAN         FEB        MAR      Total(Avg)

   90 days or more  (000)           $     N/A   $     N/A   $    0.0      $  0.0

   Repossession Inventory (000)     $     N/A   $     N/A   $    8.3      $  2.8

   Total                            $     N/A   $     N/A   $    8.3      $  2.8 (A)

   Ending Pool Balance (mils)       $     N/A   $     N/A   $  179.7      $ 59.9 (B)

   Delinquency Percentage (A)/(B)                                          0.005%

Realized Loss Analysis
                                                                          Quarter
                                         JAN         FEB          MAR      Total
Realized Losses/(Recoveries)  (X)
         [(A1+(A2)-(B)]  (000)      $     N/A   $     N/A   $     0.0     $ 0.0(Sum)

Beginning Pool Balance (mils) (Y)   $     N/A   $     N/A   $   183.0     $61.0(Avg)

Realized Loss Percentage
         (Less than 1.5%?)  [((X)/(Y))*4]                                  0.00%

Realized Losses Since Inception (less than $2,745,168 ?)                  $ 0.00

Change in Realized Losses                                                 $ 0.00

Proceeds from Insurance and Dealer Repurchases

         Proceeds received during the month from
              physical damage insurance                                   $ 0.00

         Proceeds received during the month from Dealer
          repurchase obligations relating to Defaulted Receivables        $ 0.00